As filed with the Securities and Exchange Commission on September 22, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
under
The Securities Act of 1933

ATMEL CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	77-0051991
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1600 Technology Drive
San Jose, California 95110
(Address, including zip code, of principal executive offices)

Newport Media, Inc. 2005 Stock Incentive Plan and RSU Sub-Plan
(Full title of the plan)

Scott Wornow
Senior Vice President and Chief Legal Officer
Atmel Corporation
1600 Technology Drive
San Jose, California 95110
(Name and address of agent for service)

(408) 441-0311

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share (issuable in connection with Assumed Restricted Stock Units)	98,504 shares	(2)	$8.625	(3)	$849,597.00	$109.43

(1)         Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Common Stock of Atmel Corporation (the “Registrant”) that become issuable in connection with Assumed Restricted Stock Units (as defined in footnote 2) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of shares of the Registrant’s Common Stock outstanding.

(2)         Represents shares of the Registrant’s Common Stock issuable in connection with restricted stock units (“Assumed Restricted Stock Units”) granted under the Newport Media, Inc. 2005 Stock Incentive Plan and RSU Sub-Plan (the “NMI Plan”), which were assumed by the Registrant on July 31, 2014 pursuant to an Agreement and Plan of Merger, dated as of July 3, 2014, by and among the Registrant, Marina MCU Acquisition Corporation, Newport Media, Inc., and the other parties thereto.

(3)         The Proposed Maximum Offering Price Per Share has been estimated solely for purposes of calculating the registration fee in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act, based upon the average of the high and low prices of the Registrant’s Common Stock, as reported on the NASDAQ Global Select Market on September 17, 2014.

ATMEL CORPORATION

REGISTRATION STATEMENT ON FORM S-8

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

Item 1. Plan Information.

Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

Item 2. Registration Information and Employee Plan Annual Information.

Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents and information previously filed with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by Atmel Corporation (the “Registrant”) are hereby incorporated by reference in this Registration Statement:

(a)                       The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the Commission on February 28, 2014;

(b)                       The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014 and the fiscal quarter ended June 30, 2014, filed with the Commission on May 9, 2014 and August 8, 2014, respectively;

(c)                        The Registrant’s current reports on Form 8-K, filed with the Commission on February 5, 2014, March 27, 2014, April 11, 2014, April 30, 2014, May 29, 2014, July 9, 2014, and August 6, 2014, respectively;

(d)                       The Registrant’s amended current report on Form 8-K/A, filed with the Commission on February 11, 2014; and

(e)                        The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 000-19032) filed with the Commission on February 20, 1991 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the effective date of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents (such documents being referred to as “Incorporated Documents”); provided, however, that the documents listed above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Registrant’s Annual Report on Form 10-K covering such year shall cease to be Incorporated Documents or be incorporated by reference in this Registration Statement from and after the filing of such Annual Report.

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Scott Wornow, Senior Vice President and Chief Legal Officer of the Registrant, has rendered an opinion stating that the shares of Registrant’s Common Stock registered hereby will be, when issued and sold in accordance with the NMI Plan, validly issued, fully paid and non-assessable under the laws of the State of Delaware.  As of the date of this Registration Statement, Mr. Wornow owned shares of, and restricted stock units covering shares of, the Registrant’s Common Stock.

Item 6. Indemnification of Directors and Officers.

As permitted by Section 145 of the Delaware General Corporation Law (the “DGCL”), the Registrant’s Amended and Restated Bylaws (the “Bylaws”) provide that (i) the Registrant shall indemnify its directors and officers to the fullest extent permitted by the DGCL, as it now exists or may hereafter be amended, provided, however, that the Registrant shall provide indemnification with respect to a proceeding (or part thereof) initiated by one of such persons only if the proceeding (or part thereof) is authorized by the Registrant’s board of directors, (ii) the Registrant may, in its discretion, indemnify its employees and agents, (iii) to the fullest extent permitted by the DGCL, the Registrant shall advance all expenses incurred by an indemnified person in connection with a legal proceeding (subject to certain exceptions), (iv) the rights conferred in the Bylaws are not exclusive, (v) the Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the Registrant’s request as a director, officer, employee or agent of another company or enterprise whether or not the Registrant would have the power to indemnify such person under applicable law, and (vi) the Registrant may not retroactively repeal or amend the Bylaws as they relate to indemnification.

As permitted by Section 102(b)(7) of the DGCL, the Registrant’s Restated Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, as it now exists or may hereafter be amended, a director shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

The Registrant has entered into agreements to indemnify its directors and officers, in addition to the indemnification provided for in the Registrant’s Restated Certificate of Incorporation and Bylaws. These agreements, among other things, indemnify the Registrant’s directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person’s services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant.

The Registrant has purchased liability insurance for its officers and directors as permitted by the Bylaws and the DGCL.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit
Number	Description
4.1	Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on February 8, 2010).

4.2	Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 29, 2014).

5.1	Opinion of counsel as to the legality of the securities being registered.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.3	Consent of counsel (contained in Exhibit 5.1).

24.1	Power of Attorney (see page II-5).

99.1	Newport Media, Inc. 2005 Stock Incentive Plan and RSU Sub-Plan.

Item 9. Undertakings.

(a)                       The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 22nd day of September, 2014.

ATMEL CORPORATION

By:	/s/ Steve Skaggs
Steve Skaggs
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Steven Laub, Steve Skaggs and Scott Wornow, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on this 22nd day of September, 2014 by the following persons in the capacities indicated:

Signature	Title

/s/ Steven Laub	President, Chief Executive Officer and Director (principal executive officer)
Steven Laub

/s/ Steve Skaggs	Senior Vice President and Chief Financial Officer (principal financial officer)
Steve Skaggs

/s/ Hugo De La Torre	Vice President, Corporate Controller (principal accounting officer)
Hugo De La Torre

/s/ Tsung-Ching Wu	Executive Vice President, Office of the President and Director
Tsung-Ching Wu

/s/ David Sugishita	Director
David Sugishita

/s/ Papken Der Torossian	Director
Papken Der Torossian

/s/ Jack L. Saltich	Director
Jack L. Saltich

/s/ Charles Carinalli	Director
Charles Carinalli

/s/ Dr. Edward Ross	Director
Dr. Edward Ross

INDEX TO EXHIBITS

Exhibit
Number	Description
4.1	Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on February 8, 2010).

4.2	Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 29, 2014).

5.1	Opinion of counsel as to the legality of the securities being registered.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.3	Consent of counsel (contained in Exhibit 5.1).

24.1	Power of Attorney (see page II-5).

99.1	Newport Media, Inc. 2005 Stock Incentive Plan and RSU Sub-Plan.